UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

Boston Acoustics, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-15193	04-2662473
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Jubilee Drive

Peabody, Massachusetts 01960

(Address of Principal Executive Offices)

(978) 538-5000

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☒	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

ITEM 2.02. Results of Operations and Financial Condition

On June 10, 2005, the Company issued a press release announcing financial results as of and for the fourth quarter and the twelve months ended March 26, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 8.01. Other Events

On June 10, 2005, in the press release reported under Item 2.02 above, the Company announced that, in compliance with the Agreement and Plan of Merger among the Company, D&M Holdings US, Inc. and Allegro Acquisition Corp., the Company’s regular quarterly dividend will not be paid in July 2005. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the proposed merger referenced in the press release attached hereto as Exhibit 99.1, the Company will prepare a proxy statement for the stockholders of the Company to be filed with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decision, the Company’s stockholders are urged to read the proxy statement regarding the merger carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. The proxy statement and other relevant documents filed with the SEC will be available free of charge at the SEC’s website, www.sec.gov and stockholders of the Company will also be able to obtain copies of the proxy statement and other relevant documents free of charge by directing their requests to Boston Acoustics, Inc., 300 Jubilee Drive, Peabody, MA 01960, Attention: Investor Relations.

Item 9.01. Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Boston Acoustics, Inc., dated June 10, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON ACOUSTICS, INC. (Registrant)
Date: June 10, 2005	By:	/s/ Debra A. Ricker Debra A. Ricker Vice President—Finance

Exhibit Index

Exhibit No.	Description	Location

99.1	Press Release issued by Boston Acoustics, Inc., dated June 10, 2005.	Filed Herewith